Exhibit 99.1

Ovid Therapeutics Announces First Patient Randomized in Pivotal Phase 3 NEPTUNE Trial of OV101 for the Treatment of Angelman Syndrome

OV101 May Become the First Medicine for Individuals with Angelman Syndrome; Topline Results Expected in Mid-2020

NEW YORK, September 12, 2019 – Ovid Therapeutics Inc. (NASDAQ: OVID), a biopharmaceutical company committed to developing medicines that transform the lives of people with rare neurological diseases, today announced that the first patient has been randomized in the company’s single, pivotal Phase 3 NEPTUNE clinical trial evaluating OV101 (gaboxadol), a novel delta (δ)-selective GABAA receptor agonist, in Angelman syndrome. The company anticipates topline data from the trial to be available in mid-2020.

“There are currently no other therapies in clinical development for Angelman syndrome and no approved treatments for this disorder exist today,” said Amit Rakhit, MD, MBA, Chief Medical Officer and Head of Research & Development at Ovid. “We believe the first patient randomized in the pivotal Phase 3 NEPTUNE trial is a major step toward establishing the clinical effectiveness of OV101 in Angelman syndrome and one that we hope will result in the first approved medicine for individuals living with this rare neurologic condition.”

NEPTUNE is a randomized, double-blind, placebo-controlled, Phase 3 clinical trial designed to assess the effects of treatment with OV101 (oral, once-daily dosing) versus placebo over 12 weeks. The trial will include approximately 60 pediatric patients ages 4 to 12 years diagnosed with Angelman syndrome. The sole primary endpoint will be change in overall score on the Clinical Global Impression-Improvement-Angelman syndrome (CGI-I-AS) scale. Secondary endpoints include sleep, communication, motor function, socialization, daily living skills and behavior domains. A limited number of children, ages 2 to 3 years, will also be enrolled in the study to evaluate OV101’s pharmacokinetics (PK) along with safety and tolerability in this younger age group. Participants who complete the NEPTUNE trial will be eligible to roll over into the ongoing open-label extension trial (ELARA) should they choose to do so.

“In the U.S., it is estimated there are approximately 24,000 individuals with Angelman syndrome,” said Amanda Moore, CEO of the Angelman Syndrome Foundation. “Those with Angelman syndrome require 24-hour care throughout their lives and are unable to live independently. The Angelman syndrome community is urgently seeking therapeutic options since none currently exist and I am excited about the potential of OV101 to offer hope for patients and their families.”

As previously announced, based on Ovid’s interactions with regulatory authorities in the U.S. and Germany regarding a Phase 3 program and registration path, Ovid, the U.S. Food and Drug Administration (FDA) and Germany’s Federal Institute for Drugs and Medical Devices (BfArM) agree on the study design of the Phase 3 NEPTUNE trial, including the use of CGI-I-AS as the primary efficacy outcome measure. Both the FDA and BfArM agreed that NEPTUNE, if positive, could support the filings of a New Drug Application (NDA) and Marketing Authorization Application (MAA), respectively.

About Angelman Syndrome
Angelman syndrome is a rare genetic disorder that is characterized by a variety of signs and symptoms. Characteristic features of this disorder include delayed development, intellectual disability, severe speech impairment, problems with movement and balance, seizures, sleep disorders and anxiety. The most common cause of Angelman syndrome is the loss of function of the gene that codes for ubiquitin protein ligase E3A (UBE3A), which plays a critical role in nerve cell communication, resulting in impaired tonic inhibition. Individuals with Angelman syndrome typically have normal lifespans but are unable to live independently. Therefore, they require constant support from a network of specialists and caregivers. Angelman syndrome affects approximately 1 in 12,000 to 1 in 20,000 people globally.

There are no approved therapies by the FDA, EMA, or rest of world for Angelman syndrome, and treatment primarily consists of behavioral interventions and pharmacologic management of symptoms.

Angelman syndrome is associated with a reduction in tonic inhibition, a function of the delta (δ)-selective GABAA receptor that allows a human brain to decipher excitatory and inhibitory neurological signals correctly without being overloaded. If tonic inhibition is reduced, the brain becomes inundated with signals and loses the ability to separate background noise from critical information.

About OV101 (gaboxadol)
OV101 (gaboxadol) is believed to be the only delta (δ)-selective GABAA receptor agonist in development and the first investigational drug to specifically target the disruption of tonic inhibition, a central physiological process of the brain that is thought to be the underlying cause of certain neurodevelopmental disorders. OV101 has been demonstrated in laboratory studies and animal models to selectively activate the δ-subunit of GABAA receptors, which are found in the extrasynaptic space (outside of the synapse), and thereby impact neuronal activity through tonic inhibition.

Ovid is developing OV101 for the treatment of Angelman syndrome and Fragile X syndrome to potentially restore tonic inhibition and thereby address the core symptoms of these disorders. In both these syndromes, the underlying pathophysiology includes disruption of the tonic inhibition modulated through the δ-subunit of GABAA receptors. In preclinical studies, it was observed that OV101 improved symptoms of Angelman syndrome and Fragile X syndrome. This compound has also previously been tested in over 4,000 patients (over 1,000 patient-years of exposure) and was observed to have favorable safety and bioavailability profiles. In 2018, Ovid announced the successful completion of its Phase 2 (STARS) trials of OV101 in adults and adolescents with Angelman syndrome. Ovid is conducting the pivotal Phase 3 (NEPTUNE) clinical trial in Angelman syndrome. In addition, Ovid is conducting a Phase 2 clinical trial (ROCKET) in Fragile X syndrome with results expected around year-end 2019 or early 2020.

The FDA has granted Orphan Drug and Fast Track designations for OV101 for both the treatment of Angelman syndrome and Fragile X syndrome. The European Commission (EC) has granted orphan drug designation to OV101 for the treatment of Angelman syndrome. The U.S. Patent and Trademark Office has granted Ovid patents directed to methods of treating Angelman syndrome and Fragile X syndrome using OV101. The issued patents expire in 2035 without regulatory extensions.

About Ovid Therapeutics

Ovid Therapeutics Inc. is a New York-based biopharmaceutical company using its BoldMedicine® approach to develop medicines that transform the lives of patients with rare neurological disorders. Ovid has a broad pipeline of potential first-in-class medicines. The company’s most advanced investigational medicine, OV101 (gaboxadol), is currently in clinical development for the treatment of Angelman syndrome and Fragile X syndrome. Ovid is also developing OV935 (soticlestat) in collaboration with Takeda Pharmaceutical Company Limited for the potential treatment of rare developmental and epileptic encephalopathies (DEE).

For more information on Ovid, please visit http://www.ovidrx.com/.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding advancing Ovid’s product candidates, progress, timing, scope and results of clinical trials for Ovid’s product candidates, and the reporting of clinical data regarding Ovid’s product candidates. You can identify forward-looking statements because they contain words such as “will,” “believes” and “expects.” Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Ovid’s filings with the Securities and Exchange Commission under the caption “Risk Factors”. Ovid assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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